Exhibit 99.1

Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: 646/259-2999
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER
AND FISCAL 2008 RESULTS

MILPITAS, Calif. — March 12, 2008 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leading provider of highly integrated system-on-chip, or SoC, solutions that are used to deliver multimedia entertainment throughout the home, today reported financial results for its fourth fiscal quarter and year ended February 2, 2008.

Net revenues for the fourth quarter were $76.4 million, up 15% from $66.2 million for the previous quarter and up 145% from $31.2 million reported for the same period last year.  The increase in net revenues was primarily attributable to increased SoC sales to manufacturers of IPTV set-top boxes.  Net revenues for fiscal 2008 were $221.2 million, up 143% from $91.2 million in the prior fiscal year.

GAAP net income for the fourth quarter was $35.3 million or $1.12 per diluted share.  This compares to GAAP net income of $21.0 million, or $0.72 per diluted share for the previous quarter and GAAP net income of $4.6 million or $0.17 per diluted share during the same period one year ago.  Fourth quarter net income includes a tax benefit of $10.8 million principally due to a $12.7 million, or $0.41 per diluted share, release of the tax valuation allowance.  GAAP net income for fiscal 2008 was $70.2 million, or $2.46 per diluted share, compared to net income of $6.2 million, or $0.24 per diluted share, for prior year.

Non-GAAP net income for the fourth quarter was $25.4 million or $0.80 per diluted share.  This compares to non-GAAP net income of $23.0 million, or $0.79 per diluted share for the previous quarter and a non-GAAP net income of $7.1 million or $0.27 per diluted share during the same period one year ago.  Non-GAAP adjustments for the fourth quarter of fiscal year 2008 consisted of the exclusion of $306,000 in amortization expense of acquired intangibles related to the Blue7 acquisition, $2.5 million in non-cash stock-option compensation expenses and the benefit of $12.7 million from the release of the company’s income tax valuation reserve.  The reconciliation between GAAP and non-GAAP results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

The company’s income tax benefit for the fourth quarter of $10.8 million was significantly higher than in past quarters, principally due to the one-time release of the valuation reserve as a result of the company’s recent history of sustained profitability and its expectation of profit in future periods.

Management Comment

“We are pleased to report another record setting quarter for the company in terms of revenue and profitability, capping off a year of phenomenal growth.  In our fourth quarter, we achieved a revenue increase of 15% to reach $76.4 million, our ninth consecutive quarter of double-digit sequential revenue growth, and brought $35.3 million of that down to our GAAP net income line.  Our revenue increase is a result of increased demand from the IPTV set-top box market.  The ramp of continuing IPTV deployments coupled with our clear leadership position has resulted in strong demand from our worldwide base of set-top box and telco customers.  Our current leadership in Blu-ray players, now taking on renewed significance due to the resignation of HD-DVD, is also contributing significantly to our top line.  Additionally, we are encouraged by the potential opportunities emerging for our strategic initiatives, including penetration into the HDTV market, the Ultra-wideband (UWB) connectivity market, and digital media adapter products.” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent business developments include:

•
Announced that Sigma’s highly integrated SMP8634 media processor was selected by Sharp Corporation to power its new line of AQUOS® Blu-ray disc players and recorders.  Sharp’s new products include the BD-AV1 and AV10 Series for the Japanese market and the recently introduced slim-profile AQUOS BD player, model BDHP20U, Sharp’s first Blu-ray offering in the U.S. market.

•
Announced that its SMP8634 media processor was selected by Samsung Electronics Co., Ltd. to power its new HTBD2 home theater-in-a-box (HTiB), the first home theater product to combine a Blu-ray player and sound system into one product offering.

•
Demonstrated a wide range of consumer technology solutions at CES 2008, including our next generation SoC media processor that showed a 50% increase in system performance, our latest Blu-ray player software supporting Profile 1.1, our VXP image processing, and several digital TV reference designs.

•
Announced, along with Fujitsu Microelectronics America, Inc. (FMA), a collaboration to deliver Wireless HDAV™ technology solutions for consumer electronics manufacturers serving the High-Definition (HD), A/V, cable replacement market.  Wireless HDAV is the first technology to leverage H.264 and WiMedia standards for streaming high definition content without cables.

•
Received the Outstanding Financial Performance by a Public Fabless Company Award given by the Global Semiconductor Alliance (GSA), formally the Fabless Semiconductor Alliance (FSA), for our outstanding financial performance over eight consecutive quarters.

•	Established a share repurchase program under which our board of directors authorized the repurchase of up to two million shares of common stock.
•
Acquired certain assets of the VXP group from Gennum Corporation.  The VXP image processing technology and skilled VXP design team will allow us to expand into the professional market and add broadcast studio quality to our product offerings for high-volume consumer applications in set-top boxes for IPTV, high-definition disc players and digital televisions.

•
Announced an agreement to settle shareholder derivative litigation that had been filed in connection with historic stock-option grants.  The settlement will result in dismissal of both federal and state derivative lawsuits.

Investor Conference Call

The conference call relating to fourth quarter and fiscal 2008 results will take place following this announcement at 5:00 PM ET today, March 12, 2008.  The dial-in number is 866-202-4683 (international callers dial 617-213-8846) and the passcode is 50076348.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com or over Thomson/CCBN’s Investor Distribution Network for both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com).  To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 18495733.  The audio replay will be available for one week after the call.  For further information, please see the link on our website at www.sigmadesigns.com.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes amortization of acquired intangibles, stock-based compensation calculated under APB No. 25 and SFAS No. 123(R) and, with respect to the second  fiscal quarter of 2008 non-GAAP results, nonrecurring expenses associated with a tender offer to employees to resolve potential personal income tax exposure and, with respect to the second fiscal quarter of 2007 through the second fiscal quarter of 2008 non-GAAP results, nonrecurring expenses associated with the Company’s review of its historical stock option granting practices and related financial restatements for prior periods and, with respect to the fourth fiscal quarter of 2008, the benefit of the income tax valuation reserve release.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma believes that this non-GAAP net income, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of share-based compensation such as the volatility of its stock price and changing interest rates.  With respect to Sigma’s stock option review and related restatement costs and expenses associated with its tender offer, the unique nature of these costs may limit the comparability of its on-going operations with prior and future periods.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding potential opportunities emerging for Sigma’s strategic initiatives and the potential impact of new products and technology.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that the SEC disagrees with the manner in which Sigma has accounted for and reported, or not reported, the financial impact of past stock option grants, actions by other regulatory agencies as a result of Sigma’s past stock option practices, ongoing derivative litigation, a determination, upon completion of further closing and audit procedures, that the financial results for the fourth quarter and fiscal year 2008 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, high definition DVD and HDTV markets in general, the ramp in demand from our set-top box and telecommunication customers, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes or consumer products.  Other risk factors are detailed from time to time in our SEC reports, including our quarterly report on Form 10-Q as filed December 13, 2007.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs (NASDAQ: SIGM) is a leading fabless provider of highly integrated system-on-chip, or SoC, solutions that are used to deliver multimedia entertainment throughout the home.  Sigma’s SoC solutions combine its semiconductors and software and are a critical component of multiple high-growth, consumer applications that process digital video and audio content, including internet protocol TV, or IPTV, high definition DVD players, high definition TVs, or HDTVs, and portable media players.  Headquartered in Milpitas, Calif., the Company also has sales representatives in the United States, Belgium, China, Japan and Taiwan and sells its products through third-party distributors in Japan and Korea.  For more information, please visit the Company’s web site at www.sigmadesigns.com.  REALmagic and Sigma Designs are registered trademarks of Sigma Designs, Inc.  All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

###

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
GAAP
(In thousands)

	February 2,	February 3,
	2008	2007 (1)
Assets

Current assets:
Cash and cash equivalents	$174,089	$24,413
Short-term investments	44,401	8,791
Accounts receivable, net	40,205	11,231
Inventories	26,283	16,003
Deferred tax assets	5,155	-
Prepaid expenses and other current assets	5,547	1,095
Total current assets	295,680	61,533

Long-term marketable securities	57,242	-
Equipment, software and leasehold improvements, net	8,783	3,364
Goodwill	5,020	5,020
Intangible assets, net	4,303	5,527
Deferred tax assets, net of current portion	7,513	-
Long-term investments	263	263
Other non-current assets	662	377

Total assets	$379,466	$76,084

Liabilities and shareholders' equity

Current liabilities:
Accounts payable	$18,484	$13,723
Accrual liabilities and other	14,018	8,800
Current portion of bank term loan	-	226
Total current liabilities	32,502	22,749

Long term portion of bank term loan	-	15
Other long-term liabilities	1,372	348
Total liabilities	33,874	23,112

Shareholders' equity:
Total shareholders' equity	345,592	52,972

Total liabilities and shareholders' equity	$379,466	$76,084

(1)	February 3, 2007 balances have been derived from the audited financial statements as of the same date.

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended		Fiscal year ended
	Feb. 2, 2008	Feb. 3, 2007	Feb. 2, 2008	Feb. 3, 2007
Net revenue	$76,398	$31,228	$221,206	$91,218

Cost of revenue	38,945	15,223	108,408	46,783
Gross profit	37,453	16,005	112,798	44,435
Gross margin percent	49.0%	51.3%	51.0%	48.7%

Operating expenses:
Research and development	9,443	6,668	31,384	22,515
Sales and marketing	2,517	2,435	10,226	7,841
General and administrative	4,641	2,280	13,887	8,222
Total operating expenses	16,601	11,383	55,497	38,578

Income from operations	20,852	4,622	57,301	5,857
Interest and other income, net	3,616	311	5,782	815

Income before income taxes	24,468	4,933	63,083	6,672
Provision for (benefit from) income taxes	(10,834)	291	(7,126)	428

Net income	$35,302	$4,642	$70,209	$6,244

Net income per share:
Basic	$1.19	$0.20	$2.73	$0.28
Diluted	$1.12	$0.17	$2.46	$0.24

Shares used in computing net income per share:
Basic	29,652	22,805	25,683	22,683
Diluted	31,605	26,582	28,550	25,670

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Unaudited)
(In thousands, except per share data)

	Three months ended		Year ended
	Feb. 2, 2008	Feb. 3, 2007	Feb. 2, 2008	Feb. 3, 2007
GAAP net income	$35,302	$4,642	$70,209	$6,244

Items reconciling GAAP net income
to non-GAAP net income:

Included in Cost of Revenues:
Amortization of acquired developed
technology	190	189	757	725
Share-based compensation	240	89	559	380
Tender offer exchange employee options	---	--	135	--
Total related to cost of revenues	430	278	1,451	1,105

Included in Operating expenses:
Research and development:
Amortization of acquired noncompete
agreement	116	117	467	448
Share-based compensation	1,263	1,019	3,578	2,814
Tender offer to exchange employee options	16	---	1,534	---

Sales and marketing:
Share-based compensation	178	226	1,004	825
Tender offer to exchange employee options	2	---	390	---

General and administrative:
Share-based compensation	791	302	2,068	1,246
Tender offer to exchange employee options	---	---	326	---
Professional service fees and expenses from
stock option review and related restatements	---	555	1,491	1,669
Total related to operating expenses	2,366	2,219	10,858	7,002

Release of tax valuation allowance	(12,668)	---	(12,668)	---

Net effects of non-GAAP adjustments	(9,872)	2,497	(359)	8,107

Non-GAAP net income	$25,430	$7,139	$69,850	$14,351

Non-GAAP net income per diluted share	$0.80	$0.27	$2.45	$0.56